Revelation Biosciences Inc. Announces Adjournment of October 15, 2025 Special Meeting of Stockholders to October 29, 2025

San Diego, CA, October 15, 2025 – Revelation Biosciences, Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a clinical-stage life sciences company focused on rebalancing inflammation, today announced that the Company as a result of insufficient shares present it has adjourned its 2025 Special Meeting of Stockholders (the “Special Meeting”) originally convened on October 15, 2025 to allow additional time for stockholders to vote on the proposals described in the Company’s proxy materials.

The meeting will reconvene on October 29, 2025, at 12:00 p.m., Eastern Time, and will continue to be held virtually via webcast at: https://bit.ly/4mmwxNY

The record date for the meeting, September 11, 2025, remains unchanged.

Stockholders who have already voted do not need to take any further action unless they wish to change their votes. Stockholders who have not yet voted are encouraged to do so before the new meeting date by following the instructions provided in the Company’s proxy materials.

The Company strongly encourages all stockholders, regardless of the number of shares they hold, to participate in the meeting and exercise their right to vote as soon as possible.

Additional information regarding the meeting and voting procedures is available in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) and accessible on the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/1810560/000119312525211333/2025_special_meeting_def.htm

If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact our proxy solicitor at:

Advantage Proxy

PO Box 10904

Yakima, WA 98909

Toll Free Phone: 1-877-870-8565

Collect: 1-206-870-8565

Email: ksmith@advantageproxy.com

About Revelation Biosciences, Inc.

Revelation Biosciences, Inc. is a clinical stage life sciences company focused on rebalancing inflammation using its proprietary formulation Gemini. Revelation has multiple ongoing programs to evaluate Gemini, including as a prevention for post-surgical infection, as prevention for acute kidney injury and for the treatment of chronic kidney disease.

For more information, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the ability of Revelation to maintain the listing of its securities on NASDAQ; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

Company Contacts

Mike Porter

Investor Relations

Porter LaVay & Rose Inc.

Email: mike@plrinvest.com

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com